Exhibit 4.1

AMENDMENT OF RIGHTS AGREEMENT

THIS AMENDMENT OF RIGHTS AGREEMENT (this “Amendment”), effective as of March 12, 2010, is made by and between TriQuint Semiconductor, Inc., a Delaware corporation (the “Company”) and American Stock Transfer & Trust Company, LLC (the “Rights Agent”).

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1. Amendment

Subject to the terms hereof, and pursuant to Section 27 of the Amended and Restated Rights Agreement (“Rights Agreement”), dated as of June 23, 2008, by and between the Company and the Rights Agent, the parties hereby amend the Rights Agreement to restate Section 1(r) of the Rights Agreement, in its entirety, as follows:

“(r) “Final Expiration Date” shall mean March 12, 2010.”

2. Condition to Effectiveness

This Amendment shall be effective as of March 12, 2010. By execution hereof, the Rights Agent hereby acknowledges that it has received the certificate required under Section 27 of the Rights Agreement.

3. Reference to and Effect on Rights Agreement

Each reference in the Rights Agreement to “this Agreement,” “hereunder,” “hereof,” “herein” or any other expression of like import referring to the Rights Agreement shall mean and be a reference to the Rights Agreement as amended by this Amendment.

4. Governing Law

This Amendment of Rights Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware applicable to contracts executed in and to be performed entirely in such State.

5. Continuing Effect

The Rights Agreement, except as amended hereby, shall remain in full force and effect.

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date set forth above.

TRIQUINT SEMICONDUCTOR, INC.

By:	/s/ Steven J. Buhaly
Name:	Steven J. Buhaly
Title:	Chief Financial Officer, Vice President of Finance and Secretary

AMERICAN STOCK TRANSFER & TRUST COMPANY, LLC

By:	/s/ Herbert J. Lemmer
Name:	Herbert J. Lemmer
Title:	Vice President